                                                                   EXHIBIT 10.30


         THIS JUNIOR SUBORDINATED NOTE WAS ORIGINALLY ISSUED ON JUNE __, 1999, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT UPON DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

         PURSUANT TO SECTION 4 OF THIS JUNIOR SUBORDINATED NOTE, THIS INSTRUMENT IS SUBORDINATED TO THE SENIOR INDEBTEDNESS (AS DEFINED HEREIN) AND NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY CONTAINED IN THIS INSTRUMENT, NO PAYMENT OF ANY NATURE ON ACCOUNT OF THE OBLIGATIONS HEREUNDER, WHETHER OF PRINCIPAL OR INTEREST, SHALL BE MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH
         SECTION 4.

                            JUNIOR SUBORDINATED NOTE

                                                    [__________], 1999$amount #1


                  SLEEP INVESTOR L.L.C., a Delaware limited liability company (the "Company"), hereby promises upon the terms and subject to the provisions hereof to pay to the order of full name (the "Seller") (the Seller and each of its permitted assigns is a "Holder"), the principal amount of written amount ($amount #1). This Junior Subordinated Note is being issued pursuant to Section
2.5 of the Recapitalization, Redemption and Purchase Agreement by and among the Seller, the Company, and certain other parties thereto, dated as of October 31, 1996, as the same may be amended (the "Purchase Agreement") and reflects amendments made to a note originally issued on November 14, 1996.

                  1. Definitions. As used herein, the following terms shall have the following meanings:

                  "Bankruptcy Event" shall occur:

                  (i) if the Company shall (A) be generally not paying its debts as they become due, (B) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (C) make an assignment for the benefit of its creditors, (D) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (E) be adjudicated insolvent or be liquidated under any bankruptcy or insolvency law, or (F) take corporate action for the purpose of any of the foregoing; or
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                  (ii) if (A) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or (B) an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, and such order, petition or proceeding shall not be dismissed, stayed or discharged within 60 days.

                  "Change of Control" means (i) a sale of all or substantially all of the consolidated assets of the Company or its Subsidiaries, in a single transaction or a series of related transactions to an Unaffiliated Third Party or (ii) (A) prior to an initial Public Offering, the failure of CVC to own (directly or indirectly through the Company) at least 40% of the Common Interests of Holdings and (B) following the initial Public Offering, the failure of CVC to own (directly or indirectly through the Company) at least 25% of the Common Interests of Holdings; provided, that (1) if the initial Public Offering includes a secondary Public Offering, then following the initial Public Offering any secondary Public Offering shall be a Change of Control or (2) if the initial Public Offering does not include a secondary Public Offering, then following the initial Public Offering any secondary Public Offering which (individually or when aggregated with any prior Public Offerings) results in net proceeds of more than $5 million to securityholders of the Company shall be deemed to be a Change of Control. Notwithstanding the foregoing, a merger of the Company with any of its Affiliates shall not in and of itself result in a Change of Control.

                  "Consolidated Fixed Charge Coverage Ratio" has the meaning set forth in the Indenture.

                  "Common Interests" has the meaning set forth in the Operating Agreement.

                  "Credit Agreement" means the Credit Agreement, dated as of May 18, 1999, by and between First Union, as lender and administrative agent on behalf of the lenders, Sleepmaster, as borrower, Palm Beach Bedding Company, Lower Road Associates, LLC and Herr Manufacturing Company, as guarantors, and the other lenders named therein.

                  "CVC" means Citicorp Venture Capital, Ltd., a New York corporation, and its Affiliates and employees.

                  "First Union" means First Union National Bank, a national banking association.

                  "Fiscal Year" means, for each of the Company, Holdings and Sleepmaster, a twelve month accounting period ending on the last day of December in each year.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with prior periods.
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                  "Holdings" means Sleepmaster Holdings L.L.C., a New Jersey limited liability company.

                  "Indebtedness" shall mean all indebtedness of the Company or any of its Subsidiaries including, without limitation (i) all obligations for borrowed money or evidenced by bonds, debentures, notes, letters of credit or other similar instruments, (ii) obligations as lessee under capital leases,
(iii) obligations to pay the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business, (iv) all debt of other Persons guaranteed or otherwise supported by the Company or any of its Subsidiaries, and (v) any interest, principal, prepayment penalty, fees or expenses in respect of items listed in clauses (i) through (iv).

                  "Junior Subordinated Notes" means, collectively, (i) this Junior Subordinated Note, (ii) any PIK Interest Notes, and (iii) all other Junior Subordinated Notes issued by the Company on the date hereof, and any notes which may be issued in exchange, substitution or replacement of such PIK Interest Notes or Junior Subordinated Notes, in whole or in part.

                  "Maturity Date" has the meaning set forth in Section 3(a) hereof.

                  "Operating Agreement" means the Limited Liability Company Operating Agreement of the Company dated as of November 14, 1996, as amended.

                  "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "PIK Interest Notes" means (i) any PIK Interest Note of the Company issued pursuant to Section 2 hereof (substantially in the form attached as Exhibit I), (ii) any PIK Interest Notes of the Company issued in payment of any interest accrued on any other PIK Interest Note, (iii) all other notes issued by the Company as payment of interest on the Junior Subordinated Notes or
(iv) any notes which may be issued in exchange or substitution for the notes described in clauses (i), (ii) or (iii) above, in whole or in part.

                  "Public Offering" means any sale of equity securities of Holdings or any successor entity in an underwritten public offering.

                  "Required Holders" means, at any time, the holders of two-thirds of the aggregate principal amount of the Junior Subordinated Notes then outstanding.

                  "Senior Debt Agreement" means, collectively, the Credit Agreement, as the same may be amended, restated, extended, refunded, refinanced, replaced, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof), including all related notes, collateral documents, guarantees, instruments and agreements entered into in connection therewith, as the same may be amended, restated, extended, replaced, supplemented, restructured
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or otherwise modified from time to time, and any successive refinancings, restructurings, renewals or refundings thereof in whole or in part.

                  "Senior Debt Documents" means, collectively, the Senior Debt Agreement and the Senior Subordinated Debt Agreement.

                  "Senior Indebtedness" means (i) all Liabilities (as defined in the Senior Debt Agreement) and all other obligations of the Company or any of its Subsidiaries, pursuant to the Senior Debt Agreement, (ii) all obligations of Holdings or any of its Subsidiaries under the Senior Subordinated Debt Agreement (whether existing on the date hereof or hereafter incurred), (iii) all other indebtedness for borrowed money and guarantees of such indebtedness of the Company or any of its Subsidiaries which is not expressly pari passu with, or subordinated to, the Junior Subordinated Notes, and all permissible renewals, extensions or refundings thereof, and Senior Indebtedness shall include, in the cases of clauses (i) or (ii) above, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code of 1978, as amended, (whether or not allowed as a claim in such proceeding). Senior Indebtedness outstanding under the Senior Debt Documents shall continue to constitute Senior Indebtedness, notwithstanding that such Senior Indebtedness or any claim in respect thereof may be disallowed, avoided or subordinated pursuant to any insolvency law, Title 11 of the United States Code or any similar federal or state law for the relief of debtors or other applicable insolvency law (each, a "Bankruptcy Law") or equitable principles as a claim for unmatured interest or as a fraudulent transfer or conveyance.

                  "Senior Lenders" means any holders of Senior Indebtedness.

                  "Senior Subordinated Debt Agreement" means the Indenture dated as of May 18, 1999 by and among the United States Trust Company of New York, as trustee, Sleepmaster, as issuer, Sleepmaster Finance Corporation, as a co-obligor, and the guarantors listed in the Indenture, as the same may be amended, restated, extended, refunded, refinanced, replaced, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof), including all related notes, collateral documents, guarantees, instruments and agreements entered into in connection therewith, as the same may be amended, restated, extended, replaced, supplemented, restructured or otherwise modified from time to time, and any successive refinancings, restructurings, renewals or refundings thereof in whole or in part.

                  "Sleepmaster" means Sleepmaster L.L.C., a New Jersey limited liability company.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association, limited liability company or other business entity of which (i) if a corporation or other similar business entity, a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, advisors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that

Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other similar business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

                  "Unaffiliated Third Party" means any Person who, immediately prior to the contemplated transaction, (i) does not own in excess of 5% of the Common Interests of Holdings or the Company on a fully-diluted basis (a "5% Owner"), (ii) is not controlling, controlled by or under common control with any such 5% Owner and (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.


         2.       Interest.

         (a) Interest Rate. Interest shall accrue on the unpaid principal amount of this Junior Subordinated Note from the date hereof until this Junior Subordinated Note is paid in full, at a rate of 12% per annum (the "Interest Rate").

         (b) Interest Payment Date. Prior to the Maturity Date, the Company shall pay interest at the Interest Rate semi-annually in arrears on May 18 and November 18 of each year (each an "Interest Payment Date") in accordance with
Section 2(c).

         (c) Interest Payment.

                       (i) On each Interest Payment Date or, if such day is not a business day, the next succeeding business day, for so long as no default exists or would by reason of such cash payment exist under the documents governing any Senior Indebtedness, interest on this Junior Subordinated Note shall be paid in the form of cash; provided that, if on such Interest Payment Date the Consolidated Fixed Charge Coverage Ratio is less than 2:1 then:

                       (x) so long as Sleepmaster is permitted under the
                           documents governing any Senior Indebtedness to make distributions to Holdings with respect to the cash interest payments due on the Junior Subordinated Notes, a portion of such interest shall be paid in cash in an amount equal to the product of (i) the amount of interest accruing on this Junior Subordinated Note since the last Interest Payment Date and (ii) the sum of (A) the then highest marginal federal individual income tax rate and (B) the then highest marginal state income tax rate applicable to an individual resident in New York State; and
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                       (y) the balance of the interest shall be paid by issuing
                           one or more PIK Interest Notes in aggregate principal amount equal to the amount of remaining interest to be so paid after the cash payment pursuant to (x) above.

                       (ii) Notwithstanding the foregoing, after an initial Public Offering if and to the extent expressly permitted in the documents governing any Senior Indebtedness, the Company shall make cash interest payments for the entire amount of the accrued and unpaid interest.

                       (iii) For the avoidance of doubt, if and to the extent the Company is unable to make cash payments of interest on any Interest Payment Date pursuant to clauses (i) and (ii) above, the Company shall pay such portion of the accrued and unpaid interest by issuing PIK Interest Notes, and the failure to make cash payments shall not constitute a default or an Event of Default hereunder.

         3. Payment of Principal.

         (a) Scheduled Payment. The Company shall pay to the Holder the entire principal amount of this Junior Subordinated Note which is then unpaid, plus all accrued and unpaid interest due and payable under Section 2(a) of this Junior Subordinated Note, on November 14, 2007 (the "Maturity Date").

         (b) Optional Prepayments. Subject to the provisions of Section 4, the Company may, at any time and from time to time, without premium or penalty, prepay all or a portion of the unpaid principal amount of the Junior Subordinated Notes, together with accrued and unpaid interest (calculated in accordance with Section 2(a)) on such portion of the principal amount which it is prepaying; provided, that no such prepayment shall be made if such prepayment is then prohibited by the terms of the Senior Indebtedness. A prepayment of less than all of the unpaid principal amount of this Junior Subordinated Note shall not relieve the Company of its obligation to make the scheduled payment on this Junior Subordinated Note on the Maturity Date.

         (c) Mandatory Prepayments. Subject to the provisions of Section 4 hereof, within 15 days after the consummation of a Change of Control, the Company shall prepay the entire outstanding principal amount of the Junior Subordinated Notes, plus all accrued and unpaid interest (calculated in accordance with Section 2(a)), without premium or penalty.

         (d) Application of Prepayments. All prepayments (whether voluntary or mandatory) shall be applied to payment of interest before application to principal. A prepayment of less than all of the unpaid principal amount of any Junior Subordinated Note shall not relieve the Company of its obligation to make the scheduled payment on such Junior Subordinated Note on the Maturity Date. A prepayment of less than all of the aggregate unpaid principal amount of the Junior Subordinated Notes shall be made pro rata among all holders of Junior Subordinated
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Notes based on the outstanding principal amount of all Junior Subordinated Notes held by each such holder.

         4.       Subordination.

                  (a) Extent of Subordination. Subject to Section 4(b) below, the indebtedness and all other obligations evidenced by the Junior Subordinated Notes are subordinate and junior in right of payment to the prior payment in full in cash of all Senior Indebtedness, and the subordination is for the benefit of the holder(s) of the Senior Indebtedness and each such holder may enforce such subordination. Without limiting the foregoing:

                      (i) during the continuance of any default on or in respect of Senior Indebtedness, no direct or indirect payment or distribution (including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness being subordinated to the Junior Subordinated Notes) shall be made by or on behalf of the Company for or on account of any principal of or interest on any other obligation with respect to or on account of any claim (a "Claim") with respect thereto or the purchase thereof, and no holder of any Junior Subordinated Notes shall receive from the Company, directly or indirectly, any payment or distribution, on account of any obligations with respect to the Junior Subordinated Notes or on account of any Claim, except that holder(s) of the Junior Subordinated Notes may receive other indebtedness which is subordinated to at least the same extent as the Junior Subordinated Notes to (A) Senior Indebtedness or (B) any securities issued in exchange for Senior Indebtedness; provided, that (x) the final maturity date of such securities shall be not earlier than the final maturity date of the last to mature of the Senior Indebtedness (including any securities issued in exchange therefor) at the time outstanding and the scheduled amortization thereof shall be not more favorable (as to amount or time of payment) to the holder thereof than the scheduled amortization of the principal amount of the Junior Subordinated Notes, (y) such securities shall contain no affirmative or negative covenants or any greater defenses than contained herein and shall not have the benefit of a sinking fund, and (z) such securities shall bear dividends or interest at a rate per annum less than or equal to 12% per annum, computed on the basis of the actual number of days elapsed over a 360-day year and payable no more frequently than annually;

                      (ii) upon the maturity of all or any part of any Senior Indebtedness by lapse of time, acceleration (unless waived in writing) or otherwise, all amounts due or to become due in respect of all Senior Indebtedness shall first be paid in full before any direct or indirect payment or distribution (including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Junior Subordinated Notes) to which holder(s) of Junior Subordinated Notes would be entitled but for this Section 4, may be made by or on behalf of the Company on account of any obligations with respect to the Junior Subordinated Notes or on account of any Claim, except that holder(s) of Junior Subordinated Notes may receive other indebtedness which is subordinated to at least the same extent as the Junior Subordinated Notes to (A) Senior Indebtedness or (B) any securities issued in exchange for Senior Indebtedness; provided, that (x) the final maturity day of such securities shall be not earlier than the final maturity date of the last to mature of the Senior Indebtedness (including any securities issued in exchange therefor) at the time outstanding and the scheduled amortization thereof shall be not more favorable (as to amount or time of payment) to the holder thereof than the scheduled amortization of the principal amount of the Junior Subordinated Notes, (y) such securities shall contain no affirmative or negative covenants or any greater defenses than contained herein and shall not have the benefit of a sinking fund, and (z) such securities shall bear dividends or interest at a rate per annum less than or equal to 12% per annum, computed on the basis of the actual number of days elapsed over a 360-day year and payable no more frequently than annually;

                      (iii) upon any distribution to creditors of the Company in a total or partial liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or in an assignment for the benefit of creditors, or an arrangement, adjustment, composition or relief of the Company or its debts or any marshaling of the assets and liabilities of the Company:

                            (A) holder(s) of Senior Indebtedness shall be
entitled to receive payment in full of all amounts due or to become due in respect of the Senior Indebtedness before holder(s) of Junior Subordinated Notes shall be entitled to receive any payment or distribution on account of any obligations with respect to the Junior Subordinated Notes or on account of any Claim; and

                            (B) until all amounts due or to become due in
respect of Senior Indebtedness (as provided in subsection (A) above) have been paid in full, any payment or distribution, including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Junior Subordinated Notes, to which holder(s) of the Junior Subordinated Notes would be entitled but for this Section 4, shall be made to holder(s) of Senior Indebtedness, as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, the Senior Indebtedness to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holder(s) of such Senior Indebtedness, except that pursuant to a plan of reorganization under applicable Bankruptcy Law approved by the Senior Lenders (if any Senior Indebtedness is outstanding), holder(s) of Junior Subordinated Notes may receive securities that are subordinated to at least the same extent as the Junior Subordinated Notes to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness; provided, that (x) the final maturity date of such securities shall be not earlier than the final maturity date of the last to mature of the Senior Indebtedness (including any securities issued in exchange therefor) at the time outstanding and the scheduled amortization thereof shall be not more favorable (as to amount or time of payment) to the holder thereof than the scheduled amortization of the principal amount of the Junior Subordinated Notes, (y) such securities shall contain no affirmative or negative covenants or any greater defenses than contained herein and shall not have the benefit of a sinking fund, and (z) such securities shall bear dividends or interest at a rate per annum less than or equal to 12% per annum, computed on the basis of the actual number of days elapsed over a 360-day year and payable no more frequently than annually;

                      (iv) if a distribution is made to any holder of Junior Subordinated Notes which, because of this Section 4, should not have been made to it, such holder shall segregate such distribution from its other funds and property and hold in it trust for the benefit of, and, upon written request, pay it over (in the same form as received, with any necessary endorsement) to, the holder(s) of Senior Indebtedness as their interests may appear, or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, the Senior Indebtedness to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holder(s) of Senior Indebtedness; and

                      (v) in any circumstance referred to in clauses (i) through
(iv) above, no holder(s) of Junior Subordinated Notes shall take any action to enforce any payment, including, without limitation, filing of a bankruptcy or similar proceeding, except to the extent that the Junior Subordinated Notes may be accelerated under the circumstances described in Section 6(a)(ii) below.

                  (b) Rights Not Subordinated. The provisions of Section 4(a) above are for the limited purpose of defining the relative rights of the holder(s) of Senior Indebtedness on the one hand and the holder(s) of the Junior Subordinated Notes on the other hand. Nothing herein shall impair, as between the Company and the holder(s) of Junior Subordinated Notes, the Company's obligation to the holder(s) of the Junior Subordinated Notes to pay to such holder(s) both principal and interest in accordance with the terms of the Junior Subordinated Notes. No provision of clauses (i) through (iv) of Section 4(a) above shall be construed to prevent the holder(s) of the Junior Subordinated Notes from exercising all remedies otherwise available under the Junior Subordinated Notes or under applicable law upon the occurrence of an Event of Default, subject to the rights of the holder(s) of Senior Indebtedness set forth above to receive cash, assets, stock or obligations and distributions and other payments otherwise payable or deliverable to the holder(s) of the Junior Subordinated Notes. No provision of Section 4(a) above shall be deemed to subordinate, to any extent, any claim or right of any holder of the Junior Subordinated Notes to any claim against the Company by any creditor or any other Person, except to the extent expressly provided in such Section.

                  (c) Waiver of Consolidation. The Holder may not at any time insist upon, plead, or in any manner whatsoever, seek the entry of any order or judgment of, or take the benefit or advantage of, any substantive consolidation, piercing of the corporate veil or any other order or judgment that causes an effective combination of the assets and liabilities of the Company and any other individual, corporation, partnership or joint venture in any case or proceeding under Title 11 of the United States Code or any other Bankruptcy Law or other similar proceeding.

                  (d) Distributions; Relation to Senior Indebtedness.

                      (i) A distribution may consist of cash, securities or other property, by set-off or otherwise, and a payment or distribution on account of any obligations with respect to the holder(s) of Junior Subordinated Notes shall include any redemption, purchase or other acquisition of the Junior Subordinated Notes.

                      (ii) For the purpose of Section 4, all amounts due or to become due in respect of Senior Indebtedness now or hereafter existing shall not be deemed to have been paid in full unless the holder(s) or owners thereof shall have received payment in full pursuant to the terms of the Senior Debt Documents.

                      (iii) Each holder of Junior Subordinated Notes, for the benefit of the holder(s) of Senior Indebtedness, agrees that it shall be entitled to receive no payment on or in respect of such Junior Subordinated Notes (other than payments to the holder(s) of the Junior Subordinated Notes expressly permitted by the Senior Debt Documents) unless all amounts due or to become due in respect of Senior Indebtedness under the Senior Debt Documents have been paid in full in accordance with the terms of the Senior Debt Documents and the Senior Debt Documents shall have been terminated in accordance with their terms.

                  (e) Notice by Company. The Company shall promptly notify the holder(s) of the Junior Subordinated Notes of any facts known to the Company that would cause a payment of any obligations with respect to the Junior Subordinated Notes or of any Claim to violate this Section 4, but failure to give such notice shall not affect the subordination provided in this Section 4 of the Junior Subordinated Notes or of any Claims to the Senior Indebtedness. If payment of the Junior Subordinated Notes is accelerated because of an Event of Default, the Company shall promptly notify holder(s) of Senior Indebtedness of the acceleration.

                  (f) Subrogation. After all amounts due or to become due in respect of Senior Indebtedness have been paid in full in cash and until the Junior Subordinated Notes are paid in full, holder(s) of Junior Subordinated Notes shall be subrogated (equally and ratably with all other indebtedness pari passu with the Junior Subordinated Notes) to the rights of holder(s) of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holder(s) of Junior Subordinated Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Section 4 to holder(s) of Senior Indebtedness which otherwise would have been made to holder(s) of Junior Subordinated Notes is not, as between the Company and such holder(s), a payment by the Company on the Junior Subordinated Notes.

                  (g) Subordination May Not Be Impaired.

                      (i) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by noncompliance by the Company, with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

                      (ii) Without in any way limiting the generality of the foregoing paragraph, the holder(s) of Senior Indebtedness may at any time and from time to time, without the consent of or notice to any holder of Junior Subordinated Notes, without incurring responsibility to any holder of Junior Subordinated Notes, and without impairing or releasing the subordination provided in this Section 4 or the obligations hereunder of the holder(s) of Junior Subordinated Notes to the holder(s) of Senior Indebtedness, do any one or more of the following: (A) change the number, place or terms of payment or extend the time of payment of, renew or alter, all or any of the Senior Indebtedness (including any change in the rate of interest thereon), or otherwise amend or supplement in any manner, or grant any waiver or release with respect to, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (B) sell, exchange, release, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure or otherwise securing, Senior Indebtedness, or amend, or grant any waiver or release with respect to, or consent to any departure from any guarantee for all or any of the Senior Indebtedness; (C) release any Person liable in any manner under or in respect of Senior Indebtedness; (D) exercise or refrain from exercising any rights against, and any other Person; and (E) apply any sums from time to time received to the Senior Indebtedness.

                      (iii) All rights and interests under the Junior Subordinated Notes of the holder(s) of Senior Indebtedness, and all agreements and obligations of the holder(s) of Junior Subordinated Notes and the Company under this Section 4 shall remain in full force and effect irrespective of (A) any lack of validity or enforceability of the Senior Debt Documents, any promissory notes evidencing the indebtedness thereunder, or any other agreement or instrument relating thereto or to any other Senior Indebtedness, including, without limitation, any agreement referred to in the definition of Senior Debt Documents, or (B) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any holder(s) of Junior Subordinated Notes or the Company.

                      (iv) The provisions set forth in this Section 4 constitute a continuing agreement and shall (A) be and remain in full force and effect until payment in full of all Senior Indebtedness at such time when no Person shall have any obligation to make advances under the Senior Debt Agreement, (B) be binding upon the holder(s) of Junior Subordinated Notes and the Company and their respective successors, transferees and assigns, and (C) inure to the benefit of, and be enforceable directly by, each of the holder(s) of Senior Indebtedness and their respective successors, transferees and assigns.

                      (v) Each Senior Lender is hereby authorized to demand specific performance of the provisions of this Section 4, whether or not the Company shall have complied with any of the provisions of this Section 4 applicable to it, at any time when any holder of Junior Subordinated Notes shall have failed to comply with any of these provisions. Each holder of Junior Subordinated Notes hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

                  (h) Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holder(s) of Senior Indebtedness, then distributions may be made and the notice given to their representative, trustee or agent. Upon payment or distribution of assets of the Company referred to in this Section 4, the holder(s) of Junior Subordinated Notes shall be entitled to rely in good faith upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative, trustee or agent or of the liquidating trustee or agent or other person making any distribution to the holder(s) of Junior Subordinated Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holder(s) of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 4.

                  (i) Reinstatement. The agreement contained in this Section 4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made.

                  (j) Amendments. The Company and each holder of Junior Subordinated Notes hereby agrees for the benefit of the holder(s) of Senior Indebtedness that no amendment of, supplement of, modification to or waiver under, any provision of the Junior Subordinated Notes will be entered into or effected without the consent of the holder(s) of Senior Indebtedness.

                  5. Other Indebtedness. The Company shall not incur any Indebtedness other than any Indebtedness existing on the date hereof; provided, that nothing in this Section 5 shall prevent the Company from incurring Indebtedness in the form of a guarantee or any other type of support with respect to any debt of any Subsidiary of the Company. For avoidance of doubt, this Section 5 shall not in any way restrict or affect the ability of any Subsidiary of the Company to assume or incur any Indebtedness. This Section 5 shall expire and be of no further force and effect if at any time Holdings shall assume the obligations of the Company under this Junior Subordinated Note.

                  6. Events of Default.

                  (a) Definition. For purposes of the Junior Subordinated Notes, an "Event of Default" shall be deemed to have occurred (i) if a Bankruptcy Event shall have occurred and (ii) upon the Company's failure to pay when due (whether pursuant to Section 3(a) above or upon acceleration or otherwise) any portion of the unpaid principal amount of any Junior Subordinated Notes.

                  (b) Consequences of Events of Default.

                      (i) Upon the occurrence and during the continuance of an Event of

Default, the Holder may by notice to the Company and the Senior Lenders declare all or any portion of the unpaid principal amount of the Junior Subordinated Notes due and payable and demand immediate payment of all or any portion of the unpaid principal amount of the Junior Subordinated Notes, subject to the limitations described in Section 4 above.

                      (ii) Subject to Section 4 above and Section 6(c) below, the Holder shall also have all other rights which such holder may have pursuant to applicable law or in equity.

                  (c) No Control Over Assets. Notwithstanding anything to the contrary contained herein, unless and until all obligations under the Senior Debt Documents have been paid in full in cash and the Senior Debt Documents shall have been terminated in accordance with their terms, neither the Holder nor any agent or representative thereof shall have any right to, and the Holder hereby agrees that it shall not, whether upon an Event of Default hereunder or otherwise, block, affect, interfere or otherwise participate in any manner in the treatment or disposition of any assets of the Company or any of its Subsidiaries following a default or event of default under either of the Senior Debt Documents or the maturity thereof, whether pursuant to the exercise of any remedies by the purchaser under the Senior Debt Documents or otherwise.

                  7. Set-off. The Company may, at its sole option, apply all amounts due from it, Sleepmaster or their affiliates to the Holder hereunder against any amounts due from the Holder to the Company, Sleepmaster or their affiliates. Without limiting the foregoing, all amounts due under this Junior Subordinated Note may be set-off against all amounts of claims made by the Company, Sleepmaster or their affiliates to the Holder pursuant to Article 11 of the Purchase Agreement.

                  8. Note Register. The Company will maintain a record of ownership of this Junior Subordinated Note (the "Register"), in which the Company will record the Holder's right, title and interest in this Junior Subordinated Note and in the rights to receive any payments hereunder. No transfer of any interest in this Junior Subordinated Note shall be effective until, and a transferee may succeed to the rights of a Holder only upon, such transfer's recordation in the Register following notice to the Company by the transferor and the transferee. Prior thereto, the Company shall deem and treat the person whose name appears in the Register as the Holder hereof for all purposes.

                  9. Amendment and Waiver. Except as otherwise expressly provided herein, the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders.

                  10. Cancellation. After all unpaid principal and interest owed on this Junior Subordinated Note has been paid in full, this Junior Subordinated Note shall be surrendered to the Company for cancellation and shall not be reissued.

                  11. GOVERNING LAW. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS

Junior Subordinated Note shall be governed by the internal law, and not the law of conflicts, of New York.

                  12. Descriptive Headings. The descriptive headings of this Junior Subordinated Note are inserted for convenience only, and do not constitute a part of this Junior Subordinated Note.

                                  *  *  *  *  *

                  IN WITNESS WHEREOF, the Company has executed and delivered this Junior Subordinated Note on the date first written above.

                                      SLEEP INVESTOR L.L.C.


                                      By:_____________________________
                                         Name:
                                         Title:

                                  EXHIBIT I TO
                            JUNIOR SUBORDINATED NOTE

         THIS PIK INTEREST NOTE WAS ORIGINALLY ISSUED ON _____ __, ____, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT UPON DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

         PURSUANT TO SECTION 4 OF THIS PIK INTEREST NOTE, THIS INSTRUMENT IS SUBORDINATED TO THE SENIOR INDEBTEDNESS (AS DEFINED HEREIN) AND NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY CONTAINED IN THIS INSTRUMENT, NO PAYMENT OF ANY NATURE ON ACCOUNT OF THE OBLIGATIONS HEREUNDER, WHETHER OF PRINCIPAL OR INTEREST, SHALL BE MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH
         SECTION 4.

                                PIK INTEREST NOTE

                                                               ,      $[       ]
                                                       ----- --  ----   -------

                  SLEEP INVESTOR L.L.C., a Delaware limited liability company (the "Company"), hereby promises to pay to the order of ______________ (the "Holder") the principal amount of _________________ ($_________), together with interest thereon calculated from the date hereof, on the Maturity Date (as defined in the Junior Subordinated Note (as defined below)) in accordance with the provisions of this PIK Interest Note.

                  This PIK Interest Note (this "Note") was issued pursuant to
Section 2 of the Junior Subordinated Note issued by the Company on June __, 1999 or any note which may be issued in substitution thereof or as a replacement therefor, in whole or in part (the "Junior Subordinated Note").

                  The provisions of Sections 1-12 of the Junior Subordinated Note are hereby incorporated by reference, with all references to Junior Subordinated Notes hereby deemed to be, for purposes of this Note, references to this Note.

                  IN WITNESS WHEREOF, the Company has executed and delivered this PIK Interest Note on the date first written above.

                                       SLEEP INVESTOR L.L.C.


                                       By:_________________________
                                          Name:
                                          Title: